EXHIBIT 99.1
SOUTHSIDE BANCSHARES, INC.
ANNOUNCES FINANCIAL RESULTS FOR THE
FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2025

•Fourth quarter net income of $21.0 million;
•Fourth quarter earnings per diluted common share of $0.70;
•Tax-equivalent net interest margin(1) linked quarter increased four basis points to 2.98%;
•Annualized return on fourth quarter average assets of 0.99%;
•Annualized return on fourth quarter average tangible common equity of 13.03(1); and
•Nonperforming assets remain low at 0.45% of total assets.
Tyler, Texas (January 29, 2026) Southside Bancshares, Inc. (“Southside” or the “Company”) (NYSE: SBSI) today reported its financial results for the quarter and year ended December 31, 2025.
“During the fourth quarter, we continued the restructure of a portion of our available for sale (“AFS”) securities portfolio by selling approximately $82 million of lower yielding long duration municipal securities with a combined taxable equivalent yield of approximately 2.59% at a loss of $7.3 million,” stated Keith Donahoe, President and Chief Executive Officer of Southside. “All the sales occurred at the end of October. The proceeds from the sale of these securities were reinvested primarily in U.S. Agency mortgage-backed securities. Linked quarter, net interest income increased $1.5 million, our net interest margin increased four basis points to 2.98% due to lower funding costs during the quarter and deposits, net of public fund and brokered deposits, increased $40.8 million. Linked quarter, total loans increased $52.7 million. On February 15, 2026, we will redeem our $93 million subordinated notes due 2030 which bear interest at a rate of 7.51%. We expect the redemption to have a positive impact on our net interest margin in the first quarter.”
Operating Results for the Three Months Ended December 31, 2025
Net income was $21.0 million for the three months ended December 31, 2025, compared to $21.8 million for the same period in 2024, a decrease of $0.8 million, or 3.7%. Earnings per diluted common share were $0.70 for the three months ended December 31, 2025, compared to $0.71 for the same period in 2024, a decrease of $0.01, or 1.4%. The decrease in net income was due to the net loss on sale of AFS securities, partially offset by an increase in net interest income, decreases in income tax expense and provision for credit losses and increases in several noninterest income categories. For the three months ended December 31, 2025, we had a $7.3 million net loss on sale of AFS securities, compared to no gain or loss for the same period in 2024. Annualized returns on average assets and average shareholders’ equity for the three months ended December 31, 2025 were 0.99% and 9.85%, respectively, compared to 1.03% and 10.54%, respectively, for the three months ended December 31, 2024. Our efficiency ratio and tax-equivalent efficiency ratio(1) were 53.85% and 52.28%, respectively, for the three months ended December 31, 2025, compared to 56.08% and 54.00%, respectively, for the three months ended December 31, 2024, and 54.87% and 52.99%, respectively, for the three months ended September 30, 2025.
Net interest income for the three months ended December 31, 2025 was $57.2 million, an increase of $3.5 million, or 6.6%, compared to the same period in 2024. The increase in net interest income was primarily due to the decrease in the average rate paid on our interest bearing liabilities. Linked quarter, net interest income increased $1.5 million, or 2.7%, compared to $55.7 million for the three months ended September 30, 2025, due to a decrease in the average rate paid on our interest bearing liabilities and an increase in the average balance of our interest earning assets, partially offset by the decrease in the average yield of our interest earning assets.
Our net interest margin and tax-equivalent net interest margin(1) increased to 2.87% and 2.98%, respectively, for the three months ended December 31, 2025, compared to 2.70% and 2.83%, respectively, for the same period in 2024. Linked quarter, net interest margin and tax-equivalent net interest margin(1) increased from 2.81% and 2.94%, respectively, for the three months ended September 30, 2025.
Noninterest income, excluding the net losses on sales of AFS securities, was $12.9 million and $12.3 million for the three months ended December 31, 2025 and 2024, respectively, an increase of $0.6 million, or 5.0%. The increase was due to increases in trust fees, deposit services income, brokerage services income and bank owned life insurance (“BOLI”) income, partially offset by a decrease in other noninterest income. On a linked quarter basis, noninterest income, excluding the net losses on sales of AFS securities increased $0.5 million, or 4.0%, compared to the three months ended September 30, 2025, due primarily to increases in deposit services income, BOLI income and brokerage services income, partially offset by a decrease in other noninterest income during the three months ended December 31, 2025.

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Noninterest expense decreased $0.7 million, or 1.8%, to $37.5 million for the three months ended December 31, 2025, compared to $38.2 million for the same period in 2024, primarily due to decreases in professional fees and other noninterest expense. On a linked quarter basis, noninterest expense decreased by $57,000, or 0.2%, compared to the three months ended September 30, 2025.
Income tax expense decreased $0.9 million, or 18.8%, for the three months ended December 31, 2025, compared to the same period in 2024. On a linked quarter basis, income tax expense increased $3.6 million, or 1,900.5%. Our effective tax rate (“ETR”) decreased to 15.3% for the three months ended December 31, 2025, compared to 17.6% for the three months ended December 31, 2024, and increased from 3.7% for the three months ended September 30, 2025. The lower ETR for the three months ended December 31, 2025 compared to the same period in 2024, was primarily a result of an increase in net tax-exempt income as a percentage of pre-tax income. On a linked quarter basis, the higher ETR was primarily due to the impact of the net loss on the sale of AFS securities of $24.4 million recorded during the third quarter of 2025 on our tax-exempt income as a percentage of pre-tax income as well as an increase in state income tax expense.
Operating Results for the Year Ended December 31, 2025
Net income was $69.2 million for the year ended December 31, 2025, compared to $88.5 million for the same period in 2024, a decrease of $19.3 million, or 21.8%. Earnings per diluted common share were $2.29 for the year ended December 31, 2025, compared to $2.91 for the same period in 2024, a decrease of $0.62, or 21.3%. The decrease in net income was driven by the net loss on the sale of AFS securities and, to a lesser extent, an increase in noninterest expense, partially offset by a decrease in income tax expense, increases in net interest income and several noninterest income categories and a decrease in provision for credit losses. For the year ended December 31, 2025, we had a $32.3 million net loss on sale of AFS securities, compared to a net loss of $2.5 million for the same period in 2024. Returns on average assets and average shareholders’ equity for the year ended December 31, 2025 were 0.83% and 8.40%, respectively, compared to 1.06% and 11.03%, respectively, for the year ended December 31, 2024. Our efficiency ratio and tax-equivalent efficiency ratio(1) were 55.32% and 53.48%, respectively, for the year ended December 31, 2025, compared to 55.69% and 53.52%, respectively, for the year ended December 31, 2024.
Net interest income was $221.1 million for the year ended December 31, 2025, compared to $216.1 million for the same period in 2024, an increase of $5.0 million, or 2.3%, due to decreases in the average rate paid on our interest bearing liabilities and a change in the mix of our interest earning assets and interest bearing liabilities, partially offset by the decrease in the average yield of interest earning assets.
Our net interest margin and tax-equivalent net interest margin(1) increased to 2.81% and 2.93%, respectively, for the year ended December 31, 2025, compared to 2.74% and 2.88%, respectively, for the same period in 2024.
Noninterest income, excluding the net losses on sale of AFS securities, was $48.2 million and $44.2 million for the years ended December 31, 2025 and 2024, respectively, an increase of $4.0 million, or 9.0%. The increase was primarily due to an increase in other noninterest income, trust fees, brokerage services income and gain on sale of loans, partially offset by a decrease in BOLI income.
Noninterest expense was $151.4 million for the year ended December 31, 2025, compared to $147.1 million for the same period in 2024, an increase of $4.2 million, or 2.9%. The increase was primarily due to increases in other noninterest expense, professional fees and advertising, travel and entertainment expense, partially offset by decreases in amortization of intangibles and communications expense.
Income tax expense decreased $5.5 million, or 29.0%, for the year ended December 31, 2025, compared to the same period in 2024. Our ETR was approximately 16.2% and 17.6% for the years ended December 31, 2025 and 2024, respectively. The lower ETR for the year ended December 31, 2025, as compared to the same period in 2024, was primarily a result of an increase in net tax-exempt income as a percentage of pre-tax income.
Balance Sheet Data
At December 31, 2025, Southside had $8.51 billion in total assets, compared to $8.52 billion at December 31, 2024 and $8.38 billion at September 30, 2025.
Loans at December 31, 2025 were $4.82 billion, an increase of $156.4 million, or 3.4%, compared to $4.66 billion at December 31, 2024. Linked quarter, loans increased $52.7 million, or 1.1%, due to increases of $29.0 million in construction loans, $24.1 million in commercial real estate loans and $14.8 million in commercial loans. These increases were partially offset by decreases of $6.6 million in municipal loans, $5.7 million in 1-4 family residential loans and $2.9 million in loans to individuals.
Securities at December 31, 2025 were $2.70 billion, a decrease of $109.4 million, or 3.9%, compared to $2.81 billion at December 31, 2024. Linked quarter, securities increased $147.9 million, or 5.8%, from $2.56 billion at September 30, 2025.
Deposits at December 31, 2025 were $6.87 billion, an increase of $210.9 million, or 3.2%, compared to $6.65 billion at
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December 31, 2024. Linked quarter, deposits decreased $96.4 million, or 1.4%, from $6.96 billion at September 30, 2025, primarily due to the decrease of $223.5 million in brokered deposits, partially offset by increases of $86.3 million and $40.8 million in public fund deposits and retail deposits, respectively.
At December 31, 2025, we had 178,757 total deposit accounts with an average balance of $35,000. Our estimated uninsured deposits were 39.7% of total deposits as of December 31, 2025. When excluding affiliate deposits (Southside-owned deposits) and public fund deposits (all collateralized), our total estimated deposits without insurance or collateral was 23.0% as of December 31, 2025. Our noninterest bearing deposits represent approximately 20.9% of total deposits. Linked quarter, our cost of interest bearing deposits decreased nine basis points from 2.82% in the prior quarter to 2.73%. Linked quarter, our cost of total deposits decreased nine basis points from 2.25% in the prior quarter to 2.16%.
Our cost of interest bearing deposits decreased 18 basis points, from 2.98% for the year ended December 31, 2024, to 2.80% for the year ended December 31, 2025. Our cost of total deposits decreased 13 basis points, from 2.36% for the year ended December 31, 2024, to 2.23% for the year ended December 31, 2025.
Capital Resources and Liquidity
Our capital ratios and contingent liquidity sources remain solid. During the fourth quarter ended December 31, 2025, we repurchased 369,804 shares of the Company’s common stock at an average price of $28.84 per share, pursuant to our Stock Repurchase Plan (the “Plan”). Under the Plan, repurchases of our outstanding common stock may be carried out in open market purchases, privately negotiated transactions or pursuant to any trading plan that might be adopted in accordance with Rule 10b5-1 of The Securities Exchange Act of 1934, as amended. The Company has no obligation to repurchase any shares under the Plan and may modify, suspend or discontinue the Plan at any time. As of December 31, 2025, approximately 0.8 million authorized shares remained available for purchase. We have not purchased any common stock pursuant to the Plan subsequent to December 31, 2025.
As of December 31, 2025, our total available contingent liquidity, net of current outstanding borrowings, was $2.78 billion, consisting of FHLB advances, Federal Reserve Discount Window and correspondent bank lines of credit.
Asset Quality
Nonperforming assets at December 31, 2025 were $38.2 million, or 0.45% of total assets, an increase of $2.6 million, or 7.4%, from $35.6 million, or 0.42% of total assets, at September 30, 2025, due primarily to an increase of $2.5 million in nonaccrual loans. The increase in nonaccrual loans compared to September 30, 2025 was due to a $3.4 million increase in 1-4 family real estate. Nonperforming assets increased $34.7 million, or 965.6%, compared to $3.6 million, or 0.04% of total assets, at December 31, 2024, due primarily to an increase of $27.5 million in restructured loans. The increase in restructured loans was due to the extension of maturity in the first quarter of 2025 on a $27.5 million commercial real estate loan to allow for an extended lease up period.
The allowance for loan losses totaled $45.1 million, or 0.94% of total loans, at December 31, 2025, compared to $45.3 million, or 0.95% of total loans, at September 30, 2025. The allowance for loan losses was $44.9 million, or 0.96% of total loans, at December 31, 2024. The decrease in allowance as a percentage of total loans compared to December 31, 2024 was primarily due to improvements in the overall economic forecast in the CECL model.
For the three months ended December 31, 2025, we recorded a provision for credit losses for loans of $0.6 million, compared to $1.6 million and $1.7 million for the three months ended December 31, 2024 and September 30, 2025, respectively. Net charge-offs were $0.8 million for the three months ended December 31, 2025, compared to net charge-offs of $1.0 million and $0.8 million for the three months ended December 31, 2024 and September 30, 2025, respectively. Net charge-offs were $2.8 million for the year ended December 31, 2025, compared to net charge-offs of $1.9 million for the year ended December 31, 2024.
We recorded a provision for credit losses on off-balance-sheet credit exposures of $17,000 for the three months ended December 31, 2025, compared to a reversal of provision of $0.2 million and $0.6 million for the three months ended December 31, 2024 and September 30, 2025, respectively. We recorded a provision for losses on off-balance-sheet credit exposures of $25,000 for the year ended December 31, 2025, compared to a reversal of provision for credit losses on off-balance-sheet credit exposures of $0.8 million for the year ended December 31, 2024. The balance of the allowance for off-balance-sheet credit exposures was $3.2 million and $3.1 million at December 31, 2025 and 2024, respectively, and is included in other liabilities.
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Dividend
Southside Bancshares, Inc. declared a fourth quarter cash dividend of $0.36 per share on November 6, 2025, which was paid on December 4, 2025, to all shareholders of record as of November 20, 2025.
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(1) Refer to “Non-GAAP Financial Measures” below and to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for more information and for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
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Conference Call
Southside's management team will host a conference call to discuss its fourth quarter and year ended December 31, 2025 financial results on Thursday, January 29, 2026 at 11:00 a.m. CST. The conference call can be accessed by webcast, for listen-only mode, on the company website, https://investors.southside.com, under Events.
Those interested in participating in the question and answer session, or others who prefer to call-in, can register at https://events.q4inc.com/analyst/337048650?pwd=3wdPmIO1 to receive the dial-in number and unique code to access the conference call seamlessly. While not required, it is recommended that those wishing to participate, register 10 minutes prior to the conference call to ensure a more efficient registration process.
For those unable to attend the live event, a webcast recording will be available on the company website, https://investors.southside.com, for at least 30 days, beginning approximately two hours following the conference call.

Non-GAAP Financial Measures
Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. These include the following fully taxable-equivalent measures (“FTE”): (i) Net interest income (FTE), (ii) net interest margin (FTE), (iii) net interest spread (FTE), and (iv) efficiency ratio (FTE), which include the effects of taxable-equivalent adjustments using a federal income tax rate of 21% to increase tax-exempt interest income to a tax-equivalent basis. Interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments.
Net interest income (FTE), net interest margin (FTE) and net interest spread (FTE). Net interest income (FTE) is a non-GAAP measure that adjusts for the tax-favored status of net interest income from certain loans and investments and is not permitted under GAAP in the consolidated statements of income. We believe that this measure is the preferred industry measurement of net interest income and that it enhances comparability of net interest income arising from taxable and tax-exempt sources. The most directly comparable financial measure calculated in accordance with GAAP is our net interest income. Net interest margin (FTE) is the ratio of net interest income (FTE) to average earning assets. The most directly comparable financial measure calculated in accordance with GAAP is our net interest margin. Net interest spread (FTE) is the difference in the average yield on average earning assets on a tax-equivalent basis and the average rate paid on average interest bearing liabilities. The most directly comparable financial measure calculated in accordance with GAAP is our net interest spread.
Efficiency ratio (FTE).  The efficiency ratio (FTE) is a non-GAAP measure that provides a measure of productivity in the banking industry. This ratio is calculated to measure the cost of generating one dollar of revenue. The ratio is designed to reflect the percentage of one dollar which must be expended to generate that dollar of revenue. We calculate this ratio by dividing noninterest expense, excluding amortization expense on intangibles and certain nonrecurring expense by the sum of net interest income (FTE) and noninterest income, excluding net gain (loss) on sale of securities available for sale and certain nonrecurring impairments. The most directly comparable financial measure calculated in accordance with GAAP is our efficiency ratio.
These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. Whenever we present a non-GAAP financial measure in an SEC filing, we are also required to present the most directly comparable financial measure calculated and presented in accordance with GAAP and reconcile the differences between the non-GAAP financial measure and such comparable GAAP measure.
Management believes adjusting net interest income, net interest margin and net interest spread to a fully taxable-equivalent basis is a standard practice in the banking industry as these measures provide useful information to make peer comparisons. Tax-equivalent adjustments are reflected in the respective earning asset categories as listed in the “Average Balances with Average Yields and Rates” tables.
A reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

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About Southside Bancshares, Inc.

Southside Bancshares, Inc. is a bank holding company with approximately $8.51 billion in assets as of December 31, 2025, that owns 100% of Southside Bank. Southside Bank currently has 53 branches in Texas and operates a network of 70 ATMs/ITMs.
To learn more about Southside Bancshares, Inc., please visit our investor relations website at https://investors.southside.com. Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data. To receive email notification of company news, events and stock activity, please register on the website under Resources and Investor Email Alerts. Questions or comments may be directed to Lindsey Bailes at (903) 630-7965, or lindsey.bailes@southside.com.

Forward-Looking Statements
Certain statements of other than historical fact that are contained in this press release and in other written materials, documents and oral statements issued by or on behalf of the Company may be considered to be “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “might,” “will,” “would,” “seek,” “intend,” “probability,” “risk,” “goal,” “target,” “objective,” “plans,” “potential,” and similar expressions. Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements. For example, trends in asset quality, capital, liquidity, the Company's ability to sell nonperforming assets, expense reductions, planned operational efficiencies and earnings from growth and certain market risk disclosures, including the impact of interest rates and our expectations regarding rate changes, tax reform, inflation, tariffs, the impacts related to or resulting from other economic factors are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations. By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future. Accordingly, our results could materially differ from those that have been estimated. The most significant factors that could cause future results to differ materially from those anticipated by our forward-looking statements include: general economic conditions in our markets, including the ongoing impact of higher inflation levels, interest rate fluctuations, including the impact of changes in interest rates on our financial projections, models and guidance, as well as the effects of declines in the real estate market, tariffs or trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services), high unemployment and increasing insurance costs, as well as the financial stress to borrowers as a result of the foregoing, all of which could impact economic growth and could cause a reduction in financial transactions and business activities, including decreased deposits and reduced loan originations, and our ability to manage liquidity in a rapidly changing and unpredictable market; the extensive regulations the Company is subject to and legislative and regulatory changes; the Company’s ability to successfully execute its business strategy; the Company’s ability to innovate, to anticipate the needs of our current and future customers and to manage increased or expanded competition from banks and other financial service providers in its markets; the Company’s ability to effectively manage information technology systems, including third party vendors, cyber or data privacy incidents or other failures, outages, disruptions or security breaches; the Company’s ability to use technology to provide products and services to its customers; adverse developments in the banking industry and the potential impact of such developments on customer confidence, liquidity and regulatory responses to these developments, including in the context of regulatory examinations and related findings and actions; negative press and social media attention with respect to the banking industry or the Company, in particular; claims, litigation or regulatory investigations and actions that the Company may become subject to; the failure to identify, attract and retain key personnel and other employees and to engage in adequate succession planning; the Company’s recent executive transition; and the additional risks included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, under “Part I - Item 1. Forward Looking Information” and “Part I - Item 1A. Risk Factors” and in the Company’s other filings with the Securities and Exchange Commission. The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.
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Southside Bancshares, Inc.
Consolidated Financial Summary (Unaudited)
(Dollars in thousands)

	As of
	2025				2024
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
ASSETS
Cash and due from banks	$81,080	$90,519	$109,669	$103,359	$91,409
Interest earning deposits	302,906	365,263	260,357	293,364	281,945
Federal funds sold	5,800	11,130	20,069	34,248	52,807
Securities available for sale, at estimated fair value	1,456,219	1,292,431	1,457,124	1,457,939	1,533,894
Securities held to maturity, at net carrying value	1,247,477	1,263,401	1,272,906	1,278,330	1,279,234
Total securities	2,703,696	2,555,832	2,730,030	2,736,269	2,813,128
Federal Home Loan Bank stock, at cost	14,062	9,359	24,384	34,208	33,818
Loans held for sale	1,332	497	428	903	1,946
Loans	4,817,991	4,765,289	4,601,933	4,567,239	4,661,597
Less: Allowance for loan losses	(45,100)	(45,294)	(44,421)	(44,623)	(44,884)
Net loans	4,772,891	4,719,995	4,557,512	4,522,616	4,616,713
Premises & equipment, net	152,293	147,187	147,263	142,245	141,648
Goodwill	201,116	201,116	201,116	201,116	201,116
Other intangible assets, net	1,012	1,161	1,333	1,531	1,754
Bank owned life insurance	145,125	139,697	138,826	137,962	138,313
Other assets	133,277	141,404	148,979	135,479	142,851
Total assets	$8,514,590	$8,383,160	$8,339,966	$8,343,300	$8,517,448

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest bearing deposits	$1,433,129	$1,411,764	$1,368,453	$1,379,641	$1,357,152
Interest bearing deposits	5,432,030	5,549,823	5,263,511	5,211,210	5,297,096
Total deposits	6,865,159	6,961,587	6,631,964	6,590,851	6,654,248
Other borrowings and Federal Home Loan Bank borrowings	419,793	200,706	611,367	691,417	808,352
Subordinated notes, net of unamortized debt issuance costs	239,678	239,601	92,115	92,078	92,042
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,279	60,278	60,277	60,276	60,274
Other liabilities	82,066	86,138	137,043	92,055	90,590
Total liabilities	7,666,975	7,548,310	7,532,766	7,526,677	7,705,506
Shareholders' equity	847,615	834,850	807,200	816,623	811,942
Total liabilities and shareholders' equity	$8,514,590	$8,383,160	$8,339,966	$8,343,300	$8,517,448

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Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars and shares in thousands, except per share data)

	Three Months Ended
	2025				2024
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
Income Statement:
Total interest and dividend income	$102,328	$101,896	$98,562	$100,288	$101,689
Total interest expense	45,080	46,178	44,296	46,436	47,982
Net interest income	57,248	55,718	54,266	53,852	53,707
Provision for (reversal of) credit losses	581	1,092	622	758	1,384
Net interest income after provision for (reversal of) credit losses	56,667	54,626	53,644	53,094	52,323
Noninterest income
Deposit services	6,415	6,069	6,125	5,829	6,084
Net gain (loss) on sale of securities available for sale	(7,321)	(24,395)	—	(554)	—
Gain (loss) on sale of loans	122	164	99	55	138
Trust fees	2,148	2,081	1,879	1,765	1,773
Bank owned life insurance	1,134	871	833	799	848
Brokerage services	1,348	1,172	1,219	1,120	1,054
Other	1,732	2,048	1,990	1,209	2,384
Total noninterest income (loss)	5,578	(11,990)	12,145	10,223	12,281
Noninterest expense
Salaries and employee benefits	22,816	22,803	22,272	22,382	22,960
Net occupancy	3,715	3,761	3,621	3,404	3,629
Advertising, travel & entertainment	1,147	907	950	924	884
ATM expense	319	444	405	378	378
Professional fees	1,343	1,451	1,401	1,520	1,645
Software and data processing	2,859	2,770	3,027	2,839	2,931
Communications	273	321	342	383	320
FDIC insurance	937	920	955	947	931
Amortization of intangibles	149	172	198	223	249
Other	3,919	3,985	6,086	4,089	4,232
Total noninterest expense	37,477	37,534	39,257	37,089	38,159
Income before income tax expense	24,768	5,102	26,532	26,228	26,445
Income tax expense	3,781	189	4,719	4,721	4,659
Net income	$20,987	$4,913	$21,813	$21,507	$21,786

Common Share Data:
Weighted-average basic shares outstanding	29,863	30,067	30,234	30,390	30,343
Weighted-average diluted shares outstanding	29,943	30,135	30,308	30,483	30,459
Common shares outstanding end of period	29,723	30,066	30,082	30,410	30,379
Earnings per common share
Basic	$0.70	$0.16	$0.72	$0.71	$0.72
Diluted	0.70	0.16	0.72	0.71	0.71
Book value per common share	28.52	27.77	26.83	26.85	26.73
Tangible book value per common share	21.72	21.04	20.10	20.19	20.05
Cash dividends paid per common share	0.36	0.36	0.36	0.36	0.36

Selected Performance Ratios:
Return on average assets	0.99%	0.23%	1.07%	1.03%	1.03%
Return on average shareholders’ equity	9.85	2.40	10.73	10.57	10.54
Return on average tangible common equity (1)	13.03	3.28	14.38	14.14	14.12
Average yield on earning assets (FTE) (1)	5.24	5.27	5.25	5.23	5.24
Average rate on interest bearing liabilities	2.93	3.01	2.98	3.03	3.12
Net interest margin (FTE) (1)	2.98	2.94	2.95	2.86	2.83
Net interest spread (FTE) (1)	2.31	2.26	2.27	2.20	2.12
Average earning assets to average interest bearing liabilities	129.69	129.13	129.33	128.10	129.55
Noninterest expense to average total assets	1.76	1.78	1.92	1.78	1.80
Efficiency ratio (FTE) (1)	52.28	52.99	53.70	55.04	54.00
(1)Refer to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-8

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Three Months Ended
	2025				2024
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
Nonperforming Assets:	$38,243	$35,608	$32,909	$32,193	$3,589
Nonaccrual loans	10,486	7,955	4,998	4,254	3,185
Accruing loans past due more than 90 days	—	—	—	—	—
Restructured loans	27,509	27,501	27,512	27,505	2
Other real estate owned	248	128	380	388	388
Repossessed assets	—	24	19	46	14

Asset Quality Ratios:
Ratio of nonaccruing loans to:
Total loans	0.22%	0.17%	0.11%	0.09%	0.07%
Ratio of nonperforming assets to:
Total assets	0.45	0.42	0.39	0.39	0.04
Total loans	0.79	0.75	0.72	0.70	0.08
Total loans and OREO	0.79	0.75	0.72	0.70	0.08
Ratio of allowance for loan losses to:
Nonaccruing loans	430.10	569.38	888.78	1,048.97	1,409.23
Nonperforming assets	117.93	127.20	134.98	138.61	1,250.60
Total loans	0.94	0.95	0.97	0.98	0.96
Net charge-offs (recoveries) to average loans outstanding	0.07	0.07	0.08	0.03	0.08

Capital Ratios:
Shareholders’ equity to total assets	9.95	9.96	9.68	9.79	9.53
Common equity tier 1 capital	12.87	12.97	13.36	13.44	13.04
Tier 1 risk-based capital	13.88	13.99	14.41	14.49	14.07
Total risk-based capital	18.54	19.01	16.91	17.01	16.49
Tier 1 leverage capital	9.72	9.78	10.03	9.73	9.67
Period end tangible equity to period end tangible assets (1)	7.77	7.73	7.43	7.54	7.33
Average shareholders’ equity to average total assets	10.00	9.72	9.94	9.75	9.76

(1)Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-9

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Three Months Ended
	2025				2024
Loan Portfolio Composition	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
Real Estate Loans:
Construction	$548,570	$519,528	$470,380	$458,101	$537,827
1-4 Family Residential	724,354	730,061	736,108	741,432	740,396
Commercial	2,712,816	2,688,712	2,606,072	2,577,229	2,579,735
Commercial Loans	444,720	429,952	380,612	371,643	363,167
Municipal Loans	346,720	353,324	363,746	371,271	390,968
Loans to Individuals	40,811	43,712	45,015	47,563	49,504
Total Loans	$4,817,991	$4,765,289	$4,601,933	$4,567,239	$4,661,597

Summary of Changes in Allowances:
Allowance for Securities Held to Maturity
Balance at beginning of period	$55	$55	$64	$—	$—
Provision for (reversal of) securities held to maturity	(30)	—	(9)	64	—
Balance at end of period	$25	$55	$55	$64	$—

Allowance for Loan Losses
Balance at beginning of period	$45,294	$44,421	$44,623	$44,884	$44,276
Loans charged-off	(1,115)	(1,335)	(1,194)	(613)	(1,232)
Recoveries of loans charged-off	327	491	342	310	277
Net loans (charged-off) recovered	(788)	(844)	(852)	(303)	(955)
Provision for (reversal of) loan losses	594	1,717	650	42	1,563
Balance at end of period	$45,100	$45,294	$44,421	$44,623	$44,884

Allowance for Off-Balance-Sheet Credit Exposures
Balance at beginning of period	$3,149	$3,774	$3,793	$3,141	$3,320
Provision for (reversal of) off-balance-sheet credit exposures	17	(625)	(19)	652	(179)
Balance at end of period	$3,166	$3,149	$3,774	$3,793	$3,141
Total Allowance for Credit Losses	$48,291	$48,498	$48,250	$48,480	$48,025
Page-10

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Year ended
	December 31,
	2025	2024
Income Statement:
Total interest and dividend income	$403,074	$414,336
Total interest expense	181,990	198,209
Net interest income	221,084	216,127
Provision for (reversal of) credit losses	3,053	3,346
Net interest income after provision for (reversal of) credit losses	218,031	212,781
Noninterest income
Deposit services	24,438	24,425
Net gain (loss) on sale of securities available for sale	(32,270)	(2,510)
Gain (loss) on sale of loans	440	37
Trust fees	7,873	6,193
Bank owned life insurance	3,637	4,256
Brokerage services	4,859	4,217
Other	6,979	5,115
Total noninterest income (loss)	15,956	41,733
Noninterest expense
Salaries and employee benefits	90,273	90,290
Net occupancy	14,501	14,354
Advertising, travel & entertainment	3,928	3,363
ATM expense	1,546	1,483
Professional fees	5,715	5,080
Software and data processing	11,495	11,598
Communications	1,319	1,602
FDIC insurance	3,759	3,790
Amortization of intangibles	742	1,171
Other	18,079	14,406
Total noninterest expense	151,357	147,137
Income before income tax expense	82,630	107,377
Income tax expense	13,410	18,883
Net income	$69,220	$88,494
Common Share Data:
Weighted-average basic shares outstanding	30,137	30,293
Weighted-average diluted shares outstanding	30,226	30,369
Common shares outstanding end of period	29,723	30,379
Earnings per common share
Basic	$2.30	$2.92
Diluted	2.29	2.91
Book value per common share	28.52	26.73
Tangible book value per common share	21.72	20.05
Cash dividends paid per common share	1.44	1.44

Selected Performance Ratios:
Return on average assets	0.83%	1.06%
Return on average shareholders’ equity	8.40	11.03
Return on average tangible common equity (1)	11.22	14.92
Average yield on earning assets (FTE) (1)	5.25	5.40
Average rate on interest bearing liabilities	2.99	3.24
Net interest margin (FTE) (1)	2.93	2.88
Net interest spread (FTE) (1)	2.26	2.16
Average earning assets to average interest bearing liabilities	129.06	128.60
Noninterest expense to average total assets	1.81	1.76
Efficiency ratio (FTE) (1)	53.48	53.52
(1)Refer to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-11

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Year ended
	December 31,
	2025	2024
Nonperforming Assets:	$38,243	$3,589
Nonaccrual loans	10,486	3,185
Accruing loans past due more than 90 days	—	—
Restructured loans	27,509	2
Other real estate owned	248	388
Repossessed assets	—	14

Asset Quality Ratios:
Ratio of nonaccruing loans to:
Total loans	0.22%	0.07%
Ratio of nonperforming assets to:
Total assets	0.45	0.04
Total loans	0.79	0.08
Total loans and OREO	0.79	0.08
Ratio of allowance for loan losses to:
Nonaccruing loans	430.10	1,409.23
Nonperforming assets	117.93	1,250.60
Total loans	0.94	0.96
Net charge-offs (recoveries) to average loans outstanding	0.06	0.04

Capital Ratios:
Shareholders’ equity to total assets	9.95	9.53
Common equity tier 1 capital	12.87	13.04
Tier 1 risk-based capital	13.88	14.07
Total risk-based capital	18.54	16.49
Tier 1 leverage capital	9.72	9.67
Period end tangible equity to period end tangible assets (1)	7.77	7.33
Average shareholders’ equity to average total assets	9.85	9.58

(1) Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-12

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Year ended
	December 31,
Loan Portfolio Composition	2025	2024
Real Estate Loans:
Construction	$548,570	$537,827
1-4 Family Residential	724,354	740,396
Commercial	2,712,816	2,579,735
Commercial Loans	444,720	363,167
Municipal Loans	346,720	390,968
Loans to Individuals	40,811	49,504
Total Loans	$4,817,991	$4,661,597

Summary of Changes in Allowances:
Allowance for Securities Held to Maturity
Balance at beginning of period	$—	$—
Provision for (reversal of) securities held to maturity	25	—
Balance at end of period	$25	$—

Summary of Changes in Allowances:
Allowance for Loan Losses
Balance at beginning of period	$44,884	$42,674
Loans charged-off	(4,257)	(3,360)
Recoveries of loans charged-off	1,470	1,433
Net loans (charged-off) recovered	(2,787)	(1,927)
Provision for (reversal of) loan losses	3,003	4,137
Balance at end of period	$45,100	$44,884

Allowance for Off-Balance-Sheet Credit Exposures
Balance at beginning of period	$3,141	$3,932
Provision for (reversal of) off-balance-sheet credit exposures	25	(791)
Balance at end of period	$3,166	$3,141
Total Allowance for Credit Losses	$48,291	$48,025
Page-13

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

The tables that follow show average earning assets and interest bearing liabilities together with the average yield on the earning assets and the average rate of the interest bearing liabilities for the periods presented. The interest and related yields presented are on a fully taxable-equivalent basis and are therefore non-GAAP measures. See “Non-GAAP Financial Measures” and “Non-GAAP Reconciliation” for more information.

	Three Months Ended
	December 31, 2025			September 30, 2025
	Average Balance	Interest	Average Yield/Rate (3)	Average Balance	Interest	Average Yield/Rate (3)
ASSETS
Loans (1)	$4,788,584	$71,616	5.93%	$4,640,220	$70,240	6.01%
Loans held for sale	675	12	7.05%	776	12	6.14%
Securities:
Taxable investment securities (2)	593,393	4,835	3.23%	669,712	5,578	3.30%
Tax-exempt investment securities (2)	893,382	7,939	3.53%	1,094,978	10,097	3.66%
Mortgage-backed and related securities (2)	1,284,064	16,493	5.10%	1,058,860	14,174	5.31%
Total securities	2,770,839	29,267	4.19%	2,823,550	29,849	4.19%
Federal Home Loan Bank stock, at cost, and equity investments	23,287	441	7.51%	37,937	374	3.91%
Interest earning deposits	313,810	3,019	3.82%	334,523	3,631	4.31%
Federal funds sold	6,906	69	3.96%	17,546	195	4.41%
Total earning assets	7,904,101	104,424	5.24%	7,854,552	104,301	5.27%
Cash and due from banks	82,585			87,815
Accrued interest and other assets	508,578			455,884
Less: Allowance for loan losses	(45,559)			(44,476)
Total assets	$8,449,705			$8,353,775
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$647,035	2,061	1.26%	$618,059	1,772	1.14%
Certificates of deposit	1,372,879	13,857	4.00%	1,505,292	15,752	4.15%
Interest bearing demand accounts	3,474,451	21,827	2.49%	3,320,993	21,234	2.54%
Total interest bearing deposits	5,494,365	37,745	2.73%	5,444,344	38,758	2.82%
Federal Home Loan Bank borrowings	187,725	1,274	2.69%	298,138	2,847	3.79%
Subordinated notes, net of unamortized debt issuance costs	239,648	4,022	6.66%	169,196	2,319	5.44%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,278	980	6.45%	60,277	1,025	6.75%
Repurchase agreements	97,637	866	3.52%	75,207	662	3.49%
Other borrowings	14,826	193	5.16%	35,544	567	6.33%
Total interest bearing liabilities	6,094,479	45,080	2.93%	6,082,706	46,178	3.01%
Noninterest bearing deposits	1,423,350			1,375,075
Accrued expenses and other liabilities	86,863			83,601
Total liabilities	7,604,692			7,541,382
Shareholders’ equity	845,013			812,393
Total liabilities and shareholders’ equity	$8,449,705			$8,353,775
Net interest income (FTE)		$59,344			$58,123
Net interest margin (FTE)			2.98%			2.94%
Net interest spread (FTE)			2.31%			2.26%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities do not include unrealized gains and losses on AFS securities.
(3)Yield/rate includes the impact of applicable derivatives.

Note: As of December 31, 2025 and September 30, 2025, loans totaling $10.5 million and $8.0 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-14

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	June 30, 2025			March 31, 2025
	Average Balance	Interest	Average Yield/Rate (3)	Average Balance	Interest	Average Yield/Rate (3)
ASSETS
Loans (1)	$4,519,668	$67,798	6.02%	$4,625,902	$68,160	5.98%
Loans held for sale	1,108	16	5.79%	752	11	5.93%
Securities:
Taxable investment securities (2)	735,669	6,205	3.38%	749,155	6,363	3.44%
Tax-exempt investment securities (2)	1,130,903	10,351	3.67%	1,134,590	10,253	3.66%
Mortgage-backed and related securities (2)	1,003,887	13,040	5.21%	1,041,038	13,523	5.27%
Total securities	2,870,459	29,596	4.14%	2,924,783	30,139	4.18%
Federal Home Loan Bank stock, at cost, and equity investments	31,169	524	6.74%	43,285	483	4.53%
Interest earning deposits	259,617	2,753	4.25%	319,889	3,370	4.27%
Federal funds sold	27,778	308	4.45%	43,813	478	4.42%
Total earning assets	7,709,799	100,995	5.25%	7,958,424	102,641	5.23%
Cash and due from banks	84,419			89,703
Accrued interest and other assets	452,573			457,948
Less: Allowance for loan losses	(44,747)			(45,105)
Total assets	$8,202,044			$8,460,970
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$596,125	1,451	0.98%	$593,953	1,429	0.98%
Certificates of deposit	1,407,017	14,905	4.25%	1,336,815	14,406	4.37%
Interest bearing demand accounts	3,311,330	21,071	2.55%	3,406,342	21,412	2.55%
Total interest bearing deposits	5,314,472	37,427	2.82%	5,337,110	37,247	2.83%
Federal Home Loan Bank borrowings	394,119	3,721	3.79%	614,897	5,837	3.85%
Subordinated notes, net of unamortized debt issuance costs	92,097	935	4.07%	92,060	932	4.11%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,276	1,015	6.75%	60,275	1,014	6.82%
Repurchase agreements	72,295	634	3.52%	75,291	666	3.59%
Other borrowings	28,022	564	8.07%	33,061	740	9.08%
Total interest bearing liabilities	5,961,281	44,296	2.98%	6,212,694	46,436	3.03%
Noninterest bearing deposits	1,339,463			1,334,933
Accrued expenses and other liabilities	85,827			88,450
Total liabilities	7,386,571			7,636,077
Shareholders’ equity	815,473			824,893
Total liabilities and shareholders’ equity	$8,202,044			$8,460,970
Net interest income (FTE)		$56,699			$56,205
Net interest margin (FTE)			2.95%			2.86%
Net interest spread (FTE)			2.27%			2.20%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities do not include unrealized gains and losses on AFS securities.
(3)Yield/rate includes the impact of applicable derivatives.

Note: As of June 30, 2025 and March 31, 2025, loans totaling $5.0 million and $4.3 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-15

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	December 31, 2024
	Average Balance	Interest	Average Yield/Rate (3)
ASSETS
Loans (1)	$4,604,175	$70,155	6.06%
Loans held for sale	1,562	23	5.86%
Securities:
Taxable investment securities (2)	784,321	6,949	3.52%
Tax-exempt investment securities (2)	1,138,271	10,793	3.77%
Mortgage-backed and related securities (2)	1,031,187	12,043	4.65%
Total securities	2,953,779	29,785	4.01%
Federal Home Loan Bank stock, at cost, and equity investments	37,078	591	6.34%
Interest earning deposits	273,656	3,160	4.59%
Federal funds sold	43,121	508	4.69%
Total earning assets	7,913,371	104,222	5.24%
Cash and due from banks	102,914
Accrued interest and other assets	454,387
Less: Allowance for loan losses	(44,418)
Total assets	$8,426,254
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$594,196	1,456	0.97%
Certificates of deposit	1,187,800	13,537	4.53%
Interest bearing demand accounts	3,459,122	23,468	2.70%
Total interest bearing deposits	5,241,118	38,461	2.92%
Federal Home Loan Bank borrowings	572,993	5,557	3.86%
Subordinated notes, net of unamortized debt issuance costs	92,024	945	4.09%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,274	1,095	7.23%
Repurchase agreements	80,891	782	3.85%
Other borrowings	61,196	1,142	7.42%
Total interest bearing liabilities	6,108,496	47,982	3.12%
Noninterest bearing deposits	1,383,204
Accrued expenses and other liabilities	112,320
Total liabilities	7,604,020
Shareholders’ equity	822,234
Total liabilities and shareholders’ equity	$8,426,254
Net interest income (FTE)		$56,240
Net interest margin (FTE)			2.83%
Net interest spread (FTE)			2.12%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities do not include unrealized gains and losses on AFS securities.
(3)Yield/rate includes the impact of applicable derivatives.

Note: As of December 31, 2024, loans totaling $3.2 million were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.
Page-16

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Unaudited)
(Dollars in thousands)

	Year ended
	December 31, 2025			December 31, 2024
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$4,644,030	$277,814	5.98%	$4,593,280	$281,790	6.13%
Loans held for sale	827	51	6.17%	3,179	76	2.39%
Securities:
Taxable investment securities (2)	686,508	22,981	3.35%	785,145	28,075	3.58%
Tax-exempt investment securities (2)	1,062,889	38,640	3.64%	1,212,844	48,547	4.00%
Mortgage-backed and related securities (2)	1,097,523	57,230	5.21%	878,623	45,222	5.15%
Total securities	2,846,920	118,851	4.17%	2,876,612	121,844	4.24%
Federal Home Loan Bank stock, at cost, and equity investments	33,876	1,822	5.38%	39,688	2,079	5.24%
Interest earning deposits	307,019	12,773	4.16%	308,628	16,265	5.27%
Federal funds sold	23,892	1,050	4.39%	53,709	2,855	5.32%
Total earning assets	7,856,564	412,361	5.25%	7,875,096	424,909	5.40%
Cash and due from banks	86,116			106,965
Accrued interest and other assets	468,556			443,733
Less: Allowance for loan losses	(44,972)			(43,428)
Total assets	$8,366,264			$8,382,366
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$613,950	6,713	1.09%	$600,375	5,824	0.97%
Certificates of deposit	1,405,873	58,920	4.19%	1,059,793	48,155	4.54%
Interest bearing demand accounts	3,378,309	85,544	2.53%	3,503,878	99,678	2.84%
Total interest bearing deposits	5,398,132	151,177	2.80%	5,164,046	153,657	2.98%
Federal Home Loan Bank borrowings	372,342	13,679	3.67%	601,366	24,450	4.07%
Subordinated notes, net of unamortized debt issuance costs	148,712	8,208	5.52%	92,478	3,774	4.08%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,277	4,034	6.69%	60,272	4,621	7.67%
Repurchase agreements	80,155	2,828	3.53%	86,071	3,603	4.19%
Other borrowings	27,834	2,064	7.42%	119,672	8,104	6.77%
Total interest bearing liabilities	6,087,452	181,990	2.99%	6,123,905	198,209	3.24%
Noninterest bearing deposits	1,368,466			1,353,065
Accrued expenses and other liabilities	85,881			102,778
Total liabilities	7,541,799			7,579,748
Shareholders’ equity	824,465			802,618
Total liabilities and shareholders’ equity	$8,366,264			$8,382,366
Net interest income (FTE)		$230,371			$226,700
Net interest margin (FTE)			2.93%			2.88%
Net interest spread (FTE)			2.26%			2.16%
(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of December 31, 2025 and 2024, loans totaling $10.5 million and $3.2 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-17

Southside Bancshares, Inc.
Non-GAAP Reconciliation (Unaudited)
(Dollars and shares in thousands, except per share data)
The following tables set forth the reconciliation of return on average common equity to return on average tangible common equity, book value per share to tangible book value per share, net interest income to net interest income adjusted to a fully taxable-equivalent basis assuming a 21% marginal tax rate for interest earned on tax-exempt assets such as municipal loans and investment securities, along with the calculation of total revenue, adjusted noninterest expense, efficiency ratio (FTE), net interest margin (FTE) and net interest spread (FTE) for the applicable periods presented.

	Three Months Ended					Year ended
	2025				2024	2025	2024
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,	Dec 31,
Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$20,987	$4,913	$21,813	$21,507	$21,786	$69,220	$88,494
After-tax amortization expense	117	136	157	176	196	586	925
Adjusted net income available to common shareholders	$21,104	$5,049	$21,970	$21,683	$21,982	$69,806	$89,419

Average shareholders' equity	$845,013	$812,393	$815,473	$824,893	$822,234	$824,465	$802,618
Less: Average intangibles for the period	(202,217)	(202,380)	(202,569)	(202,784)	(203,020)	(202,486)	(203,448)
Average tangible shareholders' equity	$642,796	$610,013	$612,904	$622,109	$619,214	$621,979	$599,170

Return on average tangible common equity	13.03%	3.28%	14.38%	14.14%	14.12%	11.22%	14.92%

Reconciliation of book value per share to tangible book value per share:
Common equity at end of period	$847,615	$834,850	$807,200	$816,623	$811,942	$847,615	$811,942
Less: Intangible assets at end of period	(202,128)	(202,277)	(202,449)	(202,647)	(202,870)	(202,128)	(202,870)
Tangible common shareholders' equity at end of period	$645,487	$632,573	$604,751	$613,976	$609,072	$645,487	$609,072

Total assets at end of period	$8,514,590	$8,383,160	$8,339,966	$8,343,300	$8,517,448	$8,514,590	$8,517,448
Less: Intangible assets at end of period	(202,128)	(202,277)	(202,449)	(202,647)	(202,870)	(202,128)	(202,870)
Tangible assets at end of period	$8,312,462	$8,180,883	$8,137,517	$8,140,653	$8,314,578	$8,312,462	$8,314,578

Period end tangible equity to period end tangible assets	7.77%	7.73%	7.43%	7.54%	7.33%	7.77%	7.33%

Common shares outstanding end of period	29,723	30,066	30,082	30,410	30,379	29,723	30,379
Tangible book value per common share	$21.72	$21.04	$20.10	$20.19	$20.05	$21.72	$20.05

Reconciliation of efficiency ratio to efficiency ratio (FTE), net interest margin to net interest margin (FTE) and net interest spread to net interest spread (FTE):
Net interest income (GAAP)	$57,248	$55,718	$54,266	$53,852	$53,707	$221,084	$216,127
Tax-equivalent adjustments:
Loans	545	553	565	581	598	2,244	2,495
Tax-exempt investment securities	1,551	1,852	1,868	1,772	1,935	7,043	8,078
Net interest income (FTE) (1)	59,344	58,123	56,699	56,205	56,240	230,371	226,700
Noninterest income	5,578	(11,990)	12,145	10,223	12,281	15,956	41,733
Nonrecurring income (2)	7,066	24,395	—	554	(25)	32,015	2,214
Total revenue	$71,988	$70,528	$68,844	$66,982	$68,496	$278,342	$270,647

Noninterest expense	$37,477	$37,534	$39,257	$37,089	$38,159	$151,357	$147,137
Pre-tax amortization expense	(149)	(172)	(198)	(223)	(249)	(742)	(1,171)
Nonrecurring expense (3)	306	14	(2,090)	(1)	(919)	(1,771)	(1,119)
Adjusted noninterest expense	$37,634	$37,376	$36,969	$36,865	$36,991	$148,844	$144,847

Efficiency ratio	53.85%	54.87%	55.67%	57.04%	56.08%	55.32%	55.69%
Efficiency ratio (FTE) (1)	52.28%	52.99%	53.70%	55.04%	54.00%	53.48%	53.52%

Average earning assets	$7,904,101	$7,854,552	$7,709,799	$7,958,424	$7,913,371	$7,856,564	$7,875,096

Net interest margin	2.87%	2.81%	2.82%	2.74%	2.70%	2.81%	2.74%
Net interest margin (FTE) (1)	2.98%	2.94%	2.95%	2.86%	2.83%	2.93%	2.88%

Net interest spread	2.21%	2.14%	2.15%	2.08%	1.99%	2.14%	2.02%
Net interest spread (FTE) (1)	2.31%	2.26%	2.27%	2.20%	2.12%	2.26%	2.16%
(1)These amounts are presented on a fully taxable-equivalent basis and are non-GAAP measures.
(2)These adjustments may include net gain or loss on sale of securities available for sale, BOLI income related to death benefits realized and other investment income or loss in the periods where applicable.
(3)These adjustments may include foreclosure expenses, branch closure expenses and other miscellaneous expense, in the periods where applicable.
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